Exhibit 5.1

910 LOUISIANA STREET HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO SINGAPORE WASHINGTON

July 10, 2026
Centuri Holdings, Inc.19820 North 7th Avenue
Suite 120
Phoenix, Arizona 85027

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by Centuri Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 4,033,781 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) that may be sold under the Centuri Holdings, Inc. Employee Stock Purchase Plan (the “Plan”), certain legal matters in connection with the Shares subject to issuance by the Company therewith are being passed upon for you by us. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in connection with the matter referred to above and as a basis for the opinions hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date, (ii) the Amended and Restated Bylaws of the Company, as amended to date, (iii) the Registration Statement, (iv) the Plan, (v) originals, or copies certified or otherwise identified, of the corporate records of the Company, including certain resolutions of the board of directors of the Company, as furnished to us by the Company, (vi) originals, or copies certified or otherwise identified, of certificates of governmental and public officials and of officers and other representatives of the Company, and (vii) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for the opinions hereinafter expressed.

In giving the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals of such documents and that all information submitted to us is accurate and complete. We have also assumed, as to factual matters, with your consent and without independent investigation or verification, the truth and accuracy of the certificates, statements or other representations of officers or other representatives of the Company and of governmental and public officials.

Centuri Holdings, Inc.	- 2 -	July 10, 2026
In addition, we have assumed for purposes of this opinion letter that (i) the Shares will be issued pursuant to the provisions of the Plan; (ii) the consideration received by the Company for the Shares will not be less than the par value of the Shares; and (iii) at or prior to the time of the delivery of any Shares, the Registration Statement will be effective under the Securities Act.

On the basis of the foregoing, and subject to the exceptions, assumptions, qualifications and limitations set forth herein, we are of the opinion that, in the case of Shares issued by the Company pursuant to the provisions of the Plan, the Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued from time to time in accordance with the provisions of the Plan, including, without limitation, upon payment for such Shares as provided in the Plan, such Shares will be validly issued, fully paid and nonassessable.

The opinions set forth above in this opinion letter are limited in all respects to matters of the General Corporation Law of the State of Delaware, as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.